Exhibit 99.1

AVANTAIR, INC. REPORTS FISCAL 2012 AND FOURTH QUARTER

FINANCIAL RESULTS

CLEARWATER, Fla. – September 28, 2012 — Avantair, Inc. (OTCBB: AAIR), the industry leader of fractional aircraft ownership in the light jet cabin category and the only publicly traded stand-alone private aircraft operator, today announced financial results for its fiscal 2012 full year and fourth quarter, which ended June 30, 2012.

Fourth Quarter Fiscal 2012 Performance:

•	Total number of revenue-generating flight hours flown for the fourth quarter ended June 30, 2012 increased by 1.0% to 11,290, compared with 11,181 hours flown in the fiscal 2011 fourth quarter.

•	Total revenue for the fourth quarter ended June 30, 2012 decreased 4.3% to $42.5 million compared to $44.4 million in the fiscal 2011 fourth quarter.

•

Non-GAAP Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation, employee termination and other costs, gain on sale of asset, and gain on debt extinguishment) increased by 34% to $736,000, compared to $555,000 in the fourth quarter of fiscal 2011.

•

Net loss attributable to common stockholders for the fourth quarter ended June 30, 2012 was ($2.6) million, or ($.10) per share, based on 26.5 million weighted average shares outstanding, and included $74,000 related to employee termination and other costs. This compared with a net loss attributable to common stockholders of ($1.9) million, or ($0.07) per share, based on 26.4 million weighted average shares outstanding in the fourth quarter of fiscal 2011.

•	Cash and cash equivalents were $5.3 million as of June 30, 2012 compared to $5.6 million as of June 30, 2011.

Full Year Fiscal 2012 Performance:

•	Total number of revenue-generating flight hours flown for the fiscal year ended June 30, 2012 increased by 4.8% to 45,346, compared with 43,278 hours flown in the fiscal year ended June 30, 2011.

•	Total revenue for the fiscal year ended June 30, 2012 grew 6.2% to $174.0 million compared to $163.9 million for the fiscal year ended June 30, 2011.

•	Non-GAAP Adjusted EBITDA for the fiscal year ended June 30, 2012 increased by 207% to $3.2 million, compared to ($3.0) million for the fiscal year ended June 30, 2011.

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Net loss attributable to common stockholders for the fiscal year ended June 30, 2012 was ($8.0) million, or ($.30) per share, based on 26.5 million weighted average shares outstanding. The year-to-date net loss included $957,000 related to employee termination and other costs, $439,000 related to a gain on debt extinguishment and $628,000 related to a gain on the sale of an asset. This compared to a net loss attributable to common stockholders of ($13.6) million, or ($0.52) per share, based on 26.4 million weighted average shares outstanding for the fiscal year ended June 30, 2011.

Steven Santo, Chief Executive Officer of Avantair said, “During fiscal 2012, we undertook a series of cost saving initiatives, which together with higher revenue, helped to reduce our net loss by 46% from the prior year. We realize there is still much work to do and we are focused on reducing our costs without impacting safety and customer service, the company’s highest priorities.”

Stephen Wagman, President of Avantair said, “Today’s filing of our Form 10-K includes the restated financials for fiscal year 2011 and the quarters in fiscal years 2011 and 2012. I am confident the measures taken to address the underlying causes of the restatements in our earlier financial statements were completed prior to today’s filing. Our Adjusted EBITDA for Q4 2012 and fiscal 2012 includes a one-time charge of $1.0 million for a change in estimate related to the treatment of pilot training costs. This charge is not an add-back to our Adjusted EBITDA.”

Conference Call

Chief Executive Officer Steven Santo, President Stephen Wagman and Chief Financial Officer Carla Stucky will hold a conference call with the financial community on Monday, October 1, 2012 at 5 p.m. ET to review the company’s financial results and provide an update on business developments.

Interested parties may participate in the conference call by dialing: 1-800-447-0521 U.S. Toll Free or 1-847-413-3238 U.S. Toll. For international callers, dial 1-847-413-3238. When prompted, give Confirmation Number: 33421257 or ask for “Avantair’s Fiscal 2012 and Fourth Quarter Financial Results Conference Call.” The live conference call will also be webcast on the company’s website at www.avantair.com under the Investors section.

A telephonic replay of the conference call may be accessed approximately two hours after the call through October 19, 2012, by dialing 1-888-843-7419 U.S. Toll Free or 1-630-652-3042 US Toll. For international callers, dial 1-630-652-3042. When prompted key in the Passcode: 33421257#.

Use of Non-GAAP Measure of Performance

The following table reflects the reconciliation of net loss, prepared in conformity with GAAP to the non-GAAP financial measure of Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		For the Years Ended June 30,
	2012	2011 (Restated)	2012	2011 (Restated)
Net Loss	$(2,299)	$(1,550)	$(6,616)	$(12,169)
Add:
Depreciation and amortization	1,824	870	4,997	4,219
Interest expense	970	1,087	4,346	4,588
Stock-based compensation	186	168	720	441
Employee termination and other costs	74	—	957	—
Subtract:
Interest and other income	(15)	(20)	(129)	(70)
Gain on sale of asset	(4)	—	(628)	—
Gain on debt extinguishment	—	—	(439)	—

Adjusted EBITDA	736	555	3,208	(2,991)

The company believes that the non-GAAP financial measure of Adjusted EBITDA is useful to investors as it excludes other income and expense items that do not directly reflect the underlying performance of the company’s business operations. This measure is a supplement to accounting principles generally accepted in the U.S. used to prepare the company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the company’s non-GAAP measure may not be comparable to non-GAAP measures of other companies.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions. Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. In addition to factors previously disclosed in Avantair’s filings with the Securities and Exchange Commission (“SEC”) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of accounting principles, generally accepted in the U.S., changes in market acceptance of the company’s products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks. Avantair does not assume any obligation to update the information contained in this press release.

Avantair’s filings with the SEC, accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

About Avantair

Avantair, the sole North American provider of fractional shares, leases and flight hour cards in the Piaggio Avanti aircraft, and the only publicly traded stand-alone private aircraft operator, is headquartered in Clearwater, FL, with more than 500 employees. The company offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental U.S., parts of Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership. The company currently manages a fleet of 57 aircraft. For more information about Avantair, please visit: www.avantair.com.

Company Contacts:

Avantair, Inc.

Stephen Wagman, President

727-538-7909

swagman@avantair.com

Avantair, Inc.

Carla Stucky, Chief Financial Officer

727-538-7976

cstucky@avantair.com

AVANTAIR, INC. AND SUBSIDIARIES

Consolidated Balance Sheets (In Thousands, Except Share Data)

	As of June 30,
	2012	2011 (Restated)
ASSETS
Current Assets
Cash and cash equivalents	$5,302	$5,643
Accounts receivable, net of allowance of $1,340 and $231, respectively	11,707	12,136
Inventory	155	297
Current portion of aircraft costs related to fractional share sales	8,458	20,544
Prepaid expenses and other current assets	3,830	5,135

Total current assets	29,452	43,755

Long-Term
Aircraft costs related to fractional share sales, net of current portion	1,691	9,952
Property and equipment, net	40,136	36,942
Cash - restricted	2,226	2,362
Deposits on aircraft	7,193	9,418
Goodwill	1,141	1,141
Other assets	9,443	5,008

Total long-term assets	61,830	64,823

Total assets	$91,282	$108,578

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$9,051	$5,652
Accrued liabilities	6,393	6,471
Customer deposits	3,115	2,082
Short-term debt	12,000	13,000
Current portion of long-term debt	4,652	7,856
Current portion of deferred revenue related to fractional aircraft share sales	9,995	23,513
Unearned management fee, flight hour card and membership revenue	60,015	51,437

Total current liabilities	105,221	110,011

Long-Term Liabilities
Long-term debt, net of current portion	13,753	8,198
Deferred revenue related to fractional aircraft share sales, net of current portion	8,179	17,834
Deferred revenue related to club membership revenue, net of current portion	213	1,354
Other liabilities	2,465	2,486

Total long-term liabilities	24,610	29,872

Total liabilities	129,831	139,883

COMMITMENTS AND CONTINGENCIES
Series A convertible preferred stock, $.0001 par value, authorized 300,000 shares; 152,000 shares issued and outstanding	14,799	14,708

STOCKHOLDERS’ DEFICIT
Preferred stock, $.0001 par value, authorized 700,000 shares; none issued	—	—
Common stock, Class A, $.0001 par value, 75,000,000 shares authorized, 26,497,468 and 26,418,246 shares issued and outstanding, respectively	3	3
Additional paid-in capital	57,830	57,212
Accumulated deficit	(111,181)	(103,228)

Total stockholders’ deficit	(53,348)	(46,013)

Total liabilities and stockholders’ deficit	$91,282	$108,578

AVANTAIR, INC. AND SUBSIDIARIES

Consolidated Statements of Operations (In Thousands, Except Share Data)

	For the Three Months Ended June 30,		For the Years Ended June 30,
	2012	2011 (Restated)	2012	2011 (Restated)
Revenues
Fractional aircraft shares sold	$4,787	$7,570	$26,528	$33,544
Lease revenue	788	133	2,469	142
Management and maintenance fees	21,288	19,259	83,910	75,205
Flight hour card and club membership revenue	8,569	9,282	34,089	30,726
Flight activity and other ancillary billing	5,158	4,277	19,999	14,673
Other revenue	1,882	3,842	6,994	9,601

Total revenue	42,472	44,363	173,989	163,891

Operating expenses
Cost of fractional aircraft shares sold	4,009	6,849	23,301	29,345
Cost of flight operations	20,135	18,006	75,263	71,573
Cost of fuel	9,289	8,859	36,440	30,724
General and administrative expenses	7,130	8,764	30,321	29,595
Selling expenses	1,359	1,498	6,176	6,086
Depreciation and amortization	1,824	870	4,997	4,219
Employee termination and other costs	74	—	957	—
Gain on sale of asset	(4)	—	(628)	—

Total operating expenses	43,816	44,846	176,827	171,542

Loss from operations	(1,344)	(483)	(2,838)	(7,651)

Other income (expenses)
Interest and other income	15	20	129	70
Interest expense	(970)	(1,087)	(4,346)	(4,588)
Gain on debt extinguishment	—	—	439	—

Total other expenses	(955)	(1,067)	(3,778)	(4,518)

Net loss	(2,299)	(1,550)	(6,616)	(12,169)
Preferred stock dividend and accretion of expenses	(311)	(368)	(1,428)	(1,477)

Net loss attributable to common stockholders	$(2,610)	$(1,918)	$(8,044)	$(13,646)

Loss per common share:
Basic and diluted	$(0.10)	$(0.07)	$(0.30)	$(0.52)

Weighted-average common shares outstanding:
Basic and diluted	26,496,409	26,416,798	26,464,749	26,389,758